                                                                    EXHIBIT 7(B)

                             STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT"), is entered into as of July 18, 2002, by and among SBI And Company, a Utah corporation ("PARENT"), SBI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("PURCHASER"), and certain stockholders, solely in their capacity as stockholders, of Lante Corporation, a Delaware corporation (the "COMPANY") set forth on SCHEDULE 1 hereto (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                                 R E C I T A L S

      WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of (i) the number of shares of common stock of the Company, (the "COMPANY COMMON STOCK"), and (ii) the number of options to acquire Company Common Stock (the "COMPANY OPTIONS"), set forth opposite the name of such Stockholder on Schedule 1 hereto; and

      WHEREAS, Parent, Purchaser and the Company have entered into an Acquisition Agreement and Agreement and Plan of Merger, dated as of the date hereof (as in effect on the date hereof, the "MERGER AGREEMENT"), which provides, among other things, for Purchaser to commence a tender offer for all of the issued and outstanding shares of the Company Common Stock and the merger of Purchaser with and into the Company with the Company continuing as the surviving corporation upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

      WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

      Section 1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder hereby represents and warrants to Parent, severally, and not jointly, as to itself only as set forth below:

            (a) Such Stockholder is the record and beneficial owner of the shares of Company Common Stock set forth opposite his or its name on SCHEDULE 1 to this Agreement (such shares of Company Common Stock, together with any Company Common Stock acquired by the Stockholder after the date of this Agreement, whether upon the exercise of Company Options or otherwise, the "SHARES"). SCHEDULE 1 lists separately all outstanding Company Options issued to such Stockholder. Such Stockholder is the record and beneficial owner of the Company Options set forth opposite such Stockholder's name on SCHEDULE 1 to this Agreement.

            (b) Such Stockholder has voting power, power of disposition, and power to agree to all of the matters regarding such Stockholder set forth in this Agreement, in each case with respect to all of the Shares set forth opposite such Stockholders name on SCHEDULE 1. Such Stockholder is not the record or beneficial owner of any securities of the Company on the date hereof other than the Shares set forth on SCHEDULE 1 and the Company Options, if any, specified in SCHEDULE 1.

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            (c) Such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby regarding such Stockholder.

            (d) This Agreement has been validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any material contract, trust, or agreement, or restriction of any kind to which such Stockholder is a party or by which such Stockholder or his Shares are bound. The consummation of the transactions contemplated hereby by such Stockholder will not violate, or require any consent, approval, or notice (except those required under applicable securities laws) under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder.

            (f) In the case of any Stockholder that is a corporation, limited partnership or limited liability company, such Stockholder is an entity duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and such Stockholder has all requisite corporate, limited partnership or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby regarding such Stockholder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

            (g) The Shares owned by such Stockholder are held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts, as amended, or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a Stockholder in respect of such Shares (collectively, "ENCUMBRANCES"), except for any such Encumbrance arising under applicable federal or state securities laws or that are otherwise DE MINIMIS in nature.

            (h) Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

      Section 2. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER. Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to the Stockholders as follows:

            (a) Each of Parent and Purchaser is a corporation duly organized and validly existing under the laws of its state of organization, has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

            (b) This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser, and constitutes the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance

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or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

      Section 3. TENDER OF THE SHARES. Each Stockholder hereby agrees that, subject to the terms and conditions of Section 7 hereof, (a) such Stockholder shall tender his, her or its Shares into the Offer as promptly as practicable, and in any event no later than the fifth business day, following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement, and
(b) such Stockholder shall not withdraw any Shares so tendered unless the Offer is terminated or has expired.

      Section 4. TRANSFER OF THE SHARES. Prior to the termination of this Agreement and except as otherwise provided in this Agreement, from and after the date hereof each Stockholder agrees that such Stockholder shall not: (i) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("TRANSFER"), any or all of the Shares, or any right or interest therein; or (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer.

      Section 5. NO SOLICITATION. Each Stockholder shall comply with the terms of Section 6.4 of the Merger Agreement, to the same extent as if such Stockholder were a party to and covered by such Section, and will not take any action in contravention of such Section. It is understood that this Section 5(a) limits the rights of each Stockholder only to the extent that such Stockholder is acting in such Stockholder's capacity as a Stockholder. Nothing in this Agreement shall be construed as preventing a Stockholder who is an officer or director of the Company from taking such actions as such Stockholder reasonably deems appropriate to fulfill the obligations of such office (including, subject to the limitations contained in Section 6.4 of the Merger Agreement, the performance of obligations consistent with the fiduciary obligations of such Stockholder acting solely in his or her capacity as an officer or director).

      Section 6. FURTHER ASSURANCES. Each Stockholder shall, upon request and at the expense of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary or desirable to carry out the provisions hereof.

      Section 7. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier to occur of
(i) the termination or expiration of the Offer, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the Effective Time; PROVIDED, however, that Section 8 shall survive any termination of this Agreement. Each Stockholder shall have the right to terminate his, her or its obligations under this Agreement if (x) there is any material modification or waiver by the Company of the terms of the Merger Agreement and (y) such modification or waiver is materially adverse to the rights of such Stockholder (in his, her or its capacity as a Stockholder) under the Merger Agreement (it being understood that any decrease in the price per share of Company Common Stock or the type or nature of the consideration to be received by such Stockholder shall constitute a materially adverse modification in respect of each Stockholder).

      Section 8. EXPENSES. Except as otherwise set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

      Section 9. PUBLIC ANNOUNCEMENTS. Each of the Stockholders agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby or by the Merger Agreement without the prior consent of Parent; PROVIDED, HOWEVER, that such disclosure may be made without obtaining such prior consent if the disclosure is required by Law or is required by any regulatory authority, including but not limited to any Governmental Entity, or

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the Nasdaq National Market and any national securities exchange, trading market or inter-dealer quotation system on which the Shares trade.

      Section 10. MISCELLANEOUS.

            (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to any of the Stockholders, at the address set forth opposite the name of such Stockholder on SCHEDULE 1 hereto.

         If to Parent or Purchaser, to:

            SBI And Company
            2825 E. Cottonwood Parkway, #480
            Salt Lake City, Utah 84121
            Attention:        President
            Facsimile:        (801) 733-3201

            (b) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (c) COUNTERPARTS. This Agreement may be executed manually or by facsimile by the parties hereto in any number of counterparts, each of which shall be considered one and the same agreement.

            (d) ENTIRE AGREEMENT. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein and therein) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

            (e) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a federal or state court sitting in the State of Delaware.

            (f) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

            (g) SEVERABILITY OF PROVISIONS. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the

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

parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

            (h) SPECIFIC PERFORMANCE. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Agreement by any party hereto, and that the obligations of the parties hereto shall be enforceable by any party hereto through injunctive or other equitable relief.

            (i) AMENDMENT. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

            (j) BINDING NATURE. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

                  [Remainder of page intentionally left blank]









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

         IN WITNESS WHEREOF, Parent, Purchaser and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       SBI AND COMPANY

                                       By:
                                              /s/
                                              ----------------------------------
                                      NAME:
                                     TITLE:

                                       SBI ACQUISITION CORP.

                                       By:
                                              /s/
                                              ----------------------------------
                                      NAME:
                                     TITLE:

                                       STOCKHOLDER

                                       By:    /s/
                                              ----------------------------------
                                       NAME:  MARK A. TEBBE

                                   FRONTENAC VII LIMITED PARTNERSHIP

                                     By: /s/
                                       --------------------------------------
                                     Title:
                                         ------------------------------------

                                   FRONTENAC MASTERS VII LIMITED PARTNERSHIP

                                     By: /s/
                                       --------------------------------------
                                     Title:
                                         ------------------------------------

                                   STEVE TEBBE IRREVOCABLE TRUST

                                     By: /s/
                                       --------------------------------------
                                     Title:
                                         ------------------------------------

                                   KIRA TEBBE IRREVOCABLE TRUST

                                     By: /s/
                                       --------------------------------------
                                     Title:
                                         ------------------------------------

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

                                   SCHEDULE 1

                                                       No. of Shares of
Stockholder Name and Address                           Company Common Stock
----------------------------                           --------------------

Mark A. Tebbe                                               13,020,500

Frontenac VII Limited Partnership                            5,134,456

Frontenac Masters VII Limited Partnership                      257,076

Steve Tebbe Irrevocable Trust                                1,187,500

Kira Tebbe Irrevocable Trust                                 1,187,500






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